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                                                                    EXHIBIT 99.1


PRESS RELEASE                            Source: Manhattan Pharmaceuticals, Inc.

MANHATTAN PHARMACEUTICALS ANNOUNCES ASSET SALE AND ARBITRATION SETTLEMENT Thursday September 18, 5:18 pm ET

NEW YORK--(BUSINESS WIRE)--Sept. 18, 2003--Manhattan Pharmaceuticals, Inc. (MHTP.OB) announced today that on August 22, 2003, it sold all of its remaining rights to the CT-3 technology to Indevus Pharmaceuticals, Inc., the Company's licensee for aggregate consideration of approximately $550,000. The purchase price was paid through a combination of cash and shares of Indevus' common stock.

On the same date, Manhattan settled its arbitration with Dr. Sumner Burstein, the inventor of the CT-3 technology, which includes a complete mutual release from all claims that either party had against the other. As a result of the sale of the Company's rights in the CT-3 technology to Indevus, the Company expects to record a one-time charge of approximately $1,309,000 in the quarter ended September 30, 2003.

"Manhattan is extremely pleased to have settled its arbitration with Dr. Burstein and to have sold its remaining rights to the CT-3 technology to Indevus," said Manhattan's Chief Executive Officer, Dr. Leonard Firestone. "Manhattan's goal has been to maximize the value of the CT-3 technology in order that we may more clearly focus on our lead products, our anti-obesity compound, oleoyl-estrone (OE), and our fast-acting, pre-procedural sedative, lingual spray propofol (LS Propofol). The additional capital will assist us in that goal."

In addition, as Manhattan previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, Bausch & Lomb, Inc. has informed the Company that it has determined not to pursue the development project relating to the Avantix technology, which the Company sold to Bausch & Lomb in January 2001. As a result of Bausch & Lomb's decision not to develop the Avantix technology, the Company expects to record a non-recurring charge of approximately $1,308,000 in the quarter ended September 30, 2003.

Manhattan is a specialty pharmaceutical development company based in New York City. Manhattan is focused on the licensing and development of specialty pharmaceuticals for major therapeutic areas with unmet medical need such as obesity. Manhattan's lead compound, oleoyl-estrone, is an orally administered compound for the treatment of obesity that has been shown to cause significant weight loss in preclinical studies. In addition, Manhattan has partnerships with NovaDel Pharma Inc. (NovaDel) for the worldwide, exclusive rights to NovaDel's proprietary lingual spray technology to deliver propofol for pre-procedural sedation prior to diagnostic, therapeutic or endoscopic procedures.

Forward Looking Safe Harbor Statement:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our pharmaceutical collaborator's ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third party reimbursement, and other factors described in our filings with the Securities and Exchange Commission.

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Contact:
     Manhattan Pharmaceuticals, Inc.
     Investor Contact:
     Martine Gaujean-May, 212-554-4525


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Source: Manhattan Pharmaceuticals, Inc.